Exhibit 99.1
L
SPLIT-DOLLAR AGREEMENT

THIS AGREEMENT, made and entered into as of the 11th day of September, 2006, by and among Interface, Inc., a Georgia corporation, with principal offices and place of business in the State of Georgia (hereinafter referred to as the “Corporation”), Mary Anne Anderson Lanier, as Trustee (hereinafter with her successor(s) in Trust referred to as the “Trustee(s)”), and not individually, of the Ray Christie Anderson Family Trust U/A dated May 29, 1998 (hereinafter referred to as the “Trust”), and Ray C. Anderson (“Employee” or the “Insured”).

WITNESSETH THAT:

WHEREAS, the Corporation currently provides life insurance protection for the Employee under a Split Dollar Agreement dated May 25, 1998 (the “Existing Split Dollar Agreement”);
WHEREAS, the joint and survivor life insurance policy under the current Split Dollar Agreement is owned by the Trust and has been collaterally assigned to the Company to secure the repayment of the Company’s premium payments;
WHEREAS, the Trustee and the Corporation have agreed to cancel the current Split Dollar Agreement and enter into this new arrangement; and the Employee has consented to this new arrangement;
WHEREAS, under this new Split Dollar Agreement, the Company will provide life insurance protection for the Employee under a policy (the “Policy”) which is described in Exhibit A attached hereto and by this reference made a part hereof, and which was or is being issued by the insurer listed on Exhibit A attached hereto (the “Insurer”);
WHEREAS, the Corporation is willing to pay the premiums on the Policy as an additional employment benefit for the Employee, until that certain date occurring on the later of the death of the Employee or his spouse, on the terms and conditions hereinafter set forth;

WHEREAS, the Corporation will, contemporaneously with the execution of this Agreement, endorse certain rights in and to the Policy to the Trust;
WHEREAS, the Corporation is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy;
WHEREAS, the Corporation wishes to retain such ownership rights, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy;
NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:
1.    Purchase of Policy. The Corporation has purchased or will purchase the Policy from the Insurer in the face amount indicated in Exhibit A attached hereto. The parties hereto have taken or will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action that may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement to the Policy filed with the Insurer.
2.    Ownership of Policy. The Corporation shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.
3.    Beneficiary. The Trustee(s) may select the beneficiaries to receive the proceeds from the Policy to which the Trust is entitled hereunder, by specifying the same in a written notice to the Corporation. Upon receipt of such notice, the Corporation shall execute and deliver to the Insurer the form necessary to designate the requested persons as the beneficiaries to receive the death proceeds of the Policy in excess of the amount to which the Corporation is entitled hereunder. The parties hereto agree to take all action necessary to cause the beneficiary designation provisions of the Policy to conform to the provisions hereof. The Corporation shall not terminate, alter or amend such designation without the express written consent of the Trustee(s).

4.    Payment of Premiums. On or before the due date of the Policy premium, or within the grace period therein, the Corporation shall pay the full amount of each premium to the Insurer, and shall, upon request, promptly furnish the Trustee(s) evidence of timely payment of such premium. The Corporation shall furnish the Employee an annual statement of the amount of income reportable by the Employee for federal and state income tax purposes which shall be an amount equal to the cost of current life insurance protection provided to the Employee and his spouse, measured by the amount of current life insurance protection provided to the Employee and his spouse multiplied by the lowest permissible life insurance premium factor designated or permitted in guidance published in the Internal Revenue Bulletin, all as permitted under Treasury Regulation Section 1.61-22(d)(3)(ii) (or any corresponding successor provision).
5.    Endorsement. Contemporaneously with the execution of this Agreement, the Corporation shall execute an endorsement for the benefit of the Trust, endorsing the right to name a beneficiary of a part of the death benefit under the Policy as provided under this Agreement. Such endorsement shall not be terminated, altered or amended by the Corporation, without the express written consent of the Trustee(s). The parties hereto agree to take all action necessary to cause such endorsement to conform to the provisions of this Agreement.
6.    Limitation on Corporation’s Rights in Policy. Except as otherwise provided herein, the Corporation shall not sell, assign, transfer, surrender or cancel the Policy, change the beneficiary designation provisions thereof, nor terminate the dividend elections thereof without, in any such case, the express written consent of the Trustee(s).

7.    Policy Loans. The Corporation may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the Insurer or from a third party. The amount of such loan, including accumulated interest thereon, shall not exceed the lesser of (i) the amount of the premiums on the Policy paid by the Corporation hereunder, or (ii) the cash value of the Policy (as defined therein) as of the date to which premiums have been paid. Interest charges on such loan shall be paid by the Corporation. If the Corporation so encumbers the Policy, other than by a policy loan from the Insurer, then, upon the death of the Employee and his spouse, or upon the election of the Trustee(s) hereunder to purchase the Policy from the Corporation, the Corporation shall promptly take all action necessary to secure the release or discharge of such encumbrance.
8.    Collection of Death Proceeds.
a.    Upon the death of the Employee and his spouse, the Corporation shall promptly take all action necessary to obtain the death benefit provided under the Policy. When such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.
b.    Upon the death of the Employee and his spouse, the Corporation shall have the unqualified right to receive a portion of the Policy’s death benefit equal to the greater of the total amount of the premiums paid by the Corporation hereunder or the then cash value of the Policy, reduced by any indebtedness against the Policy existing at the death of the Employee and his spouse (including any interest due on such indebtedness). The balance of the death benefit provided under the Policy, if any, shall be paid in the manner and in the amount or amounts provided in the beneficiary designation applicable to the Policy. In no event shall the amount payable to the Corporation under the Policy exceed the total proceeds payable at the death of the Employee and his spouse under the Policy. No amount shall be paid from a death benefit under the Policy to the beneficiary or beneficiaries until the full amount due the Corporation under the Policy has been paid to the Corporation. The parties hereto agree that the beneficiary designation applicable to the Policy shall conform to the provisions hereof.

9. Termination of the Agreement During the Employee’s Lifetime.
a.    This Agreement shall terminate without notice upon the occurrence of any of the following events: (1) the total cessation of the business of the Corporation; or (2) the bankruptcy, receivership or dissolution of the Corporation.
b.    In addition, the Trustee(s) may terminate this Agreement, while no premium under the Policy is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.

10.	Disposition of the Policy on Termination of the Agreement During the Employee’s Lifetime.

a.    For sixty (60) days after the date of the termination of this Agreement, the Trust shall have the assignable option to purchase the Policy from the Corporation. The purchase price of the Policy shall be the greater of the total amount of the premiums paid by the Corporation hereunder or the then cash value of the Policy, less any indebtedness secured by the Policy, which remains outstanding as of the date of such termination, including interest on such indebtedness. Upon receipt of such amount, the Corporation shall transfer all of its right, title and interest in and to the Policy to the Trust or the Trust’s assignee, by the execution and delivery of an appropriate instrument of transfer.

b.    If the Trust or the Trust’s assignee fails to exercise such option within such sixty (60) day period, then the Corporation may enforce its right to be paid the greater of the total amount of the premiums paid by the Corporation hereunder or the then cash value of the Policy by surrendering or canceling the Policy for its cash value, or it may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as revocable beneficiary thereof, or exercise any other ownership rights in and to the Policy, without regard to the provisions hereof. Thereafter, neither the Trust nor the Trust’s assignee or beneficiaries shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.
11.    Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy’s death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof, and none of the provisions herein shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the beneficiary designation executed by the Corporation and filed with the Insurer in connection herewith.
12.    Named Fiduciary, Claims Procedure and Administration.
a.    Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

b.    Claim Procedure. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.
c.    Claim Decision. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (1) the specific reason or reasons for such denial; (2) the specific reference to pertinent provisions of this Agreement on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection d. and for review under subsection e. hereof.
d.    Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Secretary. If the Claimant does not request a review of the Corporation’s determination by the Secretary of the Corporation within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation’s determination.

e.    Review of Decision. Within sixty (60) days after the Secretary’s receipt of a request for review, he or she will review the Corporation’s determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.
13.    Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.
14.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and upon the Trust, the Trust’s successors, assigns, and beneficiaries.
15.    Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.
16.    Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to its conflicts of laws provisions.

17.    Termination of Existing Split Dollar Agreement. The Existing Split Dollar Agreement is hereby terminated by the parties.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

INTERFACE, INC.

By: /s/ Raymond S. Willoch

Print Name: Raymond S. Willoch

Print Title:  Senior Vice President

/s/ Ray C. Anderson
Ray C. Anderson

/s/ Mary Anne Anderson Lanier, as Trustee
Mary Anne Anderson Lanier, As Trustee,
and not individually, of the Ray C. Anderson Family
Trust U/A dated May 29, 1998